Exhibit 99.1

FOR IMMEDIATE RELEASE

MARK LIEBNER TO BECOME CFO OF PRIVATELY HELD COMPANY
VistaCare CFO to Remain with Company During Transition
Company Initiates Search; Jon Steging, Chief Accounting Officer, Assumes
Responsibilities on Interim Basis

SCOTTSDALE, AZ, March 15, 2005—VistaCare, Inc. (Nasdaq: VSTA), a leading provider of hospice services in the United States, announced today that Mark Liebner, 52, Chief Financial Officer has resigned. He has accepted a position with Ernest Health, Inc. a privately held health care company outside of the hospice services sector and will remain with VistaCare through the closing of the quarter ending March 31, 2005. Jon Steging, 56, Chief Accounting Officer for VistaCare, will assume all financial and accounting responsibilities on an interim basis while the Company searches for Mr. Liebner’s replacement.

“My decision to leave VistaCare comes at a time when the Company is executing on its plan to return to profitable growth,” said Mr. Liebner. “I have accepted a position at Ernest Health, Inc. a privately held company in the health care services industry, but outside of the hospice services sector. VistaCare is on the right track and I look forward to working with the management team during an ongoing consulting relationship.”

“Mark has made an enormous commitment and contribution to VistaCare during his three years with the Company, both of which will be sincerely missed by our entire organization,” said Richard R. Slager, Chairman and Chief Executive Officer of VistaCare. “Working with David Elliot, our president, we have initiated a search for Mark’s replacement and we are delighted that Mark has agreed to remain with the Company during the transition period. We both wish him every success in the future. Mark’s decision to move to a privately held company comes at a time when VistaCare’s financial performance is moving in a positive direction. We are confident that we will be able to continue to successfully execute our strategies to return to profitable growth.”

About VistaCare
VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient’s home or other residence of choice.

Forward-Looking Statements
Certain statements contain in this press release regarding VistaCare, Inc.’s business which are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “should,” “expect,” “hope,” “designed to,” “anticipate,” “plan,” “reserve,” “expectations” and similar expressions identify forward looking statements, which speak only of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, difficulties predicting patients’ length of stay including days pro-ration for service at third-party hospice providers, potential inability to increase patient enrollment at certain facilities and estimating potential reimbursement obligations, challenges inherent in VistaCare’s growth strategy, the current shortage of qualified nurses and other health care professionals, VistaCare’s dependence on patient referral sources, increasing competition and other factors detailed in the section identified as “Factors that May Affect Future Results,” or “Risk Factors” in the Company’s most recently filing of the Form 10-Q, Form 10-K, or other filings with the Securities Exchange Commission.

Company Contact:	Investor Contacts:	Media Contacts:
Mark Liebner	Doug Sherk/Jennifer Beugelmans	Chris Toth
(480) 648-8778	EVC Group	EVC Group
	(415)896-6820	(415)896-2005
ir@vistacare.com	dsherk@evcgroup.com	ctoth@evcgroup.com